EXHIBIT 99.1



                           Peter C. Cosmas Co., CPA's
                              370 Lexington Avenue
                                   Suite 1205
                               New York, NY 10017
                       (212) 697-6200 - FAX (212) 687-3333




Gentlemen,

     We are unable to complete the review of the financial statements of Pacel Corp., as of September 30, 2002 and for the quarter then ended in time for the Company's Form 10-QSB to be filed timely, as we just received the information to allow us to complete our review. Thank you.



Very truly yours,

/s/ Peter C. Cosmas Co., CPA's
----------------------------
Peter C. Cosmas Co., CPA's
New York, NY
November 14, 2002